UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 12, 2011

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Summer Street
Suite 300
Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (203) 356-1318

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On May 12, 2011, Constellation Energy Resources, LLC (“Constellation”), a Delaware limited liability company and a wholly owned subsidiary of Constellation Energy Group, Inc. (“CEG”), Nutmeg Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Constellation (“Merger Sub”), MXenergy Holdings Inc. (“Holdings”), and, for certain limited purposes, Mx SR LLC, a Delaware limited liability company, entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Constellation has agreed to acquire Holdings through a merger of Merger Sub with and into Holdings (the “Merger”), with Holdings continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Constellation.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”); Class B Common Stock, $0.01 par value per share (the “Class B Common Stock”); and Class C Common Stock, $0.01 par value per share (the “Class C Common Stock” and together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”) (other than Common Stock held as treasury shares by Holdings and any shares with respect to which appraisal rights have been properly perfected under Delaware law) will be converted into the right to receive the Common Share Price (as defined in the Merger Agreement), less any applicable withholding taxes.  In addition, at the Effective Time:

•                  each restricted share of Common Stock (“Restricted Share”) that is issued and outstanding immediately prior to the effective time of the merger (other than any shares with respect to which appraisal rights have been properly perfected under Delaware law) will become fully vested and the holders thereof will be entitled to receive an amount in cash equal to the Common Share Price, less any applicable withholding taxes;

•                  each restricted stock unit (“RSU”) issued under the Holdings 2010 Stock Incentive Plan and outstanding immediately prior to the effective time of the merger will become fully vested and cancelled, and the holder thereof will be entitled to receive an amount in cash equal to the Common Share Price, less any applicable withholding taxes; and

•                  each share of Common Stock held as treasury shares by Holdings will be cancelled, and retired and no payment will be made with respect to such shares.

In addition, pursuant to the terms of an agreement by and among Sempra Energy Trading LLC (“Sempra”), Holdings and certain of its subsidiaries and an affiliate of Constellation (the “Sempra Agreement”), all of the issued and outstanding Class B Common Stock, all of which is held by Sempra, and all of the shares of Class C Common Stock held by Sempra will be repurchased by Holdings and all of the RSUs held by Sempra will be terminated immediately prior to the closing of the Merger.  As a result, none of the Class B Common Stock will participate in the Merger and none of the shares of Class B Common Stock or Class C Common Stock or the RSUs held by Sempra will be converted into the right to receive the Common Share Price.

The Common Share Price cannot currently be determined with certainty because, among other things, certain amounts will be set aside in escrow accounts for varying periods of time to satisfy indemnification obligations owing to Constellation after the closing of the Merger.  Based on the estimated range of the Common Share Price, holders of the Common Stock, Restricted Shares and RSUs (collectively, “Securityholders”) are expected to receive aggregate Merger consideration ranging from approximately $158.1 million (assuming no funds are released from escrow) to approximately $221.9 million (assuming all funds are released from escrow and paid to Securityholders).

At the closing of the Merger, approximately $43 million in Merger consideration will be placed into escrow to indemnify Constellation with respect to certain liabilities of Holdings, if any, which will only be determinable following the closing of the Merger.  An additional $4 to $5 million in Merger consideration will be placed into escrow to cover certain post-closing purchase price adjustments.  An additional $2 million of Merger consideration will be placed in escrow for use by the Securityholders Representative (as defined below) in the performance of its duties under the Merger Agreement.  Escrowed funds will only be released to Securityholders if the amount of the escrowed funds exceeds the amount of the liabilities for which the escrowed funds have been set aside.

Pursuant to the terms of the Merger Agreement, Mx SR LLC, a special purpose entity established by Charterhouse Group, Inc., has been appointed as the representative of Securityholders. Charter MX LLC, an affiliate of Charterhouse Group, Inc., is a stockholder of Holdings.  Mx SR LLC or any successor to Mx SR LLC, in the capacity as representative of Securityholders is referred to herein as the “Securityholders Representative.”  The Securityholders Representative will act on behalf of the Securityholders in connection with, among other things, the administration of the Merger Agreement, including the provisions relating to the indemnification obligations and the computation of post-closing purchase price adjustments.  The Securityholders Representative will be paid an annual fee of $100,000 for as long as it serves as Securityholders Representative.

Pursuant to the terms of the Merger Agreement, Holdings has commenced a solicitation of written consents of the stockholders of Holdings (the “Consent Solicitation”) with respect to their adoption of the Merger Agreement (the “Merger Proposal”).  The Merger Proposal must receive the affirmative consent of stockholders holding the following percentages of the Common Stock (the “Required Stockholder Consent”)

•                  at least 70% of the voting power of the Class A Common Stock voting as a separate class,

•                  at least 70% of the voting power of the Class B Common Stock voting as a separate class (which consent has already been obtained), and

•                  greater than 50% (i.e., a majority) of the voting power of the Common Stock (the Class A, Class B and Class C Common Stock, voting together as a single class).

As of May 12, 2011, stockholders representing the following approximate percentages of the Class A Common, the Class B Common Stock and the Common Stock (the Class A, Class B and Class C Common Stock, voting together as a single class) had granted their consents in favor of the Merger Proposal:

Class of Common Stock	Approximate Percentage of Class Consenting as of May 12, 2011
Class A	18%
Class B	100%
Common Stock	41%

The closing of the Merger is subject to a number of closing conditions, including, among others, the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the receipt of any necessary approvals from the Federal Energy Regulatory Commission and certain state and local regulatory agencies, the receipt of the Required Stockholder Consent, the termination of Holdings’ agreements with Sempra, the payment by Holdings of the termination payments owing to Sempra, the repurchase of the Class B Common Stock and Class C Common Stock held by Sempra and the cancellation of Sempra’s RSUs,  The consummation of the Merger is not subject to any financing condition.

Holdings, Constellation and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement. Holdings’ covenants include, among other things, covenants regarding the operation of the Holdings’ business prior to the closing of the Merger and covenants prohibiting Holdings from soliciting, providing information to third parties in connection with or entering into discussions concerning, proposals relating to alternative business combination transactions, except in limited circumstances where Holdings’ board of directors determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure to take certain actions would be inconsistent with its fiduciary duties.

The Merger Agreement contains certain termination rights for each of Constellation and Holdings, including, among others, Holdings right to terminate the Merger Agreement prior to the date on which the Required Stockholder Consent is obtained to execute a binding agreement with a third party submitting a superior takeover proposal.  In that case, and in the event that the Merger Agreement is terminated in certain other specified circumstances, Holdings would be required to pay Constellation a $10 million termination fee.  In addition, upon the termination of the Merger Agreement under specified circumstances, Constellation will be required to pay Holdings a termination fee in an amount equal to $20,000,000.  The Merger cannot be completed prior to July 1, 2011 and is expected to be completed in July or August 2011.  If the Merger is not completed by September 15, 2011, either Constellation or Holdings may terminate the Merger Agreement.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been attached hereto pursuant to applicable rules and regulations of the Securities and Exchange Commission (“SEC”) to provide investors with information regarding its terms. However, it is not intended to provide any other factual information about Holdings, Constellation, their respective subsidiaries and affiliates or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger

Agreement and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are as of specific dates, subject to limitations agreed upon by the parties and qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about Holdings, Constellation, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in Holdings’ public disclosures.

Payment of Floating Rate Notes due 2011 and Redemption of 13.25% Senior Subordinated Secured Notes due 2014

In connection with the merger, Holdings has agreed to pay in full all amounts owed on outstanding Floating Rate Notes due 2011 and will redeem any and all outstanding 13.25% Senior Subordinated Notes due 2014 at a redemption price of 106.625% plus accrued interest.

Agreement with Sempra Energy Trading LLC

Concurrent with the execution of the Merger Agreement, Holdings entered into an agreement with its commodity supply financing partner, Sempra Energy Trading LLC, pursuant to which (1) Holdings will repurchase all shares of Class B Common Stock and Class C Common Stock held by Sempra as of immediately prior to the Effective Time, (2) Holdings will cancel all RSUs held by Sempra as of immediately prior to the Effective Time and (3) the commodity supply financing arrangements currently in place with Sempra will be terminated as of the Effective Time.  As consideration for the termination of the commodity supply financing facility, Holdings will pay Sempra approximately $4 million.  As consideration for the repurchase of Sempra’s shares of Class B Common Stock and Class C Common Stock and cancellation of its RSUs, Holdings will pay Sempra approximately $12,050,000.  As a result of the foregoing, none of the Class B Common Stock will participate in the merger and none of the shares of Class B Common Stock, Class C Common Stock or RSUs held by Sempra will be converted into the right to receive the Common Share Price.

The closing of the transactions with Sempra are to occur concurrently with the closing of the Merger and, as a result, if the merger is not consummated, the Sempra commodity supply financing facility will not terminate and Sempra will continue to hold shares of Class B Common Stock, shares of Class C Common Stock and RSUs.

The foregoing description of the Sempra Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sempra Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Transaction Bonuses

The Compensation Committee of Holdings board of directors awarded certain of Holdings employees, including its executive officers, cash bonuses that are contingent upon the successful completion of the Merger in recognition of the significant efforts expended by these employees to complete the Merger (“Transaction Bonuses”).  The Transaction Bonuses are contingent upon, and will be paid subsequent to, the closing of the Merger.  The following table sets forth the Transaction Bonuses that may be paid to the persons specified as named executive officers (including Holdings’ principal executive officer and principal financial officer) in the Summary Compensation Table included in Item 10 of Holdings’ Form 10-K/A filed with the SEC on September 29, 2010:

Named Executive Officer (1)	Amount of Transaction Bonus if Merger Closes

Jeffrey Mayer President and Chief Executive Officer	$150,000

Chaitu Parikh Executive Vice President and Chief Financial Officer	$650,000

Robert Blake Senior Vice President, Regulatory Affairs	$125,000

Gina Goldberg Senior Vice President, Marketing	$125,000

Robert Werner, Senior Vice President, Supply	$125,000

(1) Excludes Carole R. Artman-Hodge, Holdings’ former Executive Vice President, who, effective May 14, 2010, was no longer employed by Holdings.  Ms. Altman-Hodge did not receive a Transaction Bonus.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to the timing and anticipated completion of Merger and the transactions contemplated by the Sempra Agreement, the payment of Transaction Bonuses, and any statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Holdings and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and neither Holdings nor Constellation undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to:   legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated; the possibility that the Merger does not close for any reason, including but not limited to, due to the failure to satisfy the closing conditions; and changes in general economic and/or industry-specific conditions.

Item 1.02  Termination of a Material Definitive Agreement.

The information under the heading “Agreement with Sempra Energy Trading LLC” in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information under the heading “Transaction Bonuses” in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

The Exhibit Index appearing immediately after the signature page of this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.

	By:	/s/ Chaitu Parikh
		Name:	Chaitu Parikh
		Title:	Executive Vice President and Chief Financial Officer

Date: May 18, 2011

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May12, 2011, by and among Constellation Energy Resources, LLC, Nutmeg Merger Sub, Inc., MXenergy Holdings Inc. and, for certain limited purposes, Mx SR LLC .*

10.1

Termination and Transfer Agreement, dated as of May 12, 2011, among Sempra Energy Trading LLC, MxEnergy Inc., MxEnergy Electric Inc., MXenergy Holdings Inc and Constellation Energy Commodities Group, Inc.

*                                        Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Holdings agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.